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                                                                     EXHIBIT 5.1

                                August 13, 1996

Nichols Research Corporation
4040 South Memorial Parkway
Huntsville, Alabama 35802

          Re: Form S-3, Registration Statement Relating to the Registration of 1,000,000 Shares of Common Stock, $.01 Par Value Per Share, of Nichols Research Corporation

Gentlemen:

     We have acted as your counsel in preparation of a Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission and all amendments thereto (collectively the "Registration Statement") covering 1,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), to be sold by the Company and certain selling stockholders to the underwriters, The Robinson-Humphrey Company, Inc., Oppenheimer & Co., Inc., and Ferris, Baker Watts, Incorporated (the "Underwriters"), for public distribution pursuant to the Underwriting Agreement among the Company, the selling stockholders and the Underwriters, filed as an exhibit to the Registration Statement.

     In so acting, we have examined the Registration Statement in the form filed with the Securities and Exchange Commission. We have also examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us or photostatic copies.

     Based upon the foregoing, we are of the opinion that the Common Stock, when issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effectively by the Securities and Exchange Commission), will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the reference to our firm in the Registration Statement under the "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                                          Sincerely,

                                          LANIER FORD SHAVER & PAYNE P.C.

JRW/sb